The information in this preliminary prospectus supplement is not complete and may change. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(7)
 Registration No. 333-277937
PRELIMINARY PROSPECTUS SUPPLEMENT
SUBJECT TO COMPLETION, DATED JULY 8, 2025
Prospectus Supplement
(To Prospectus Dated March 14, 2024)
45,000,000 Shares
Mobileye Global Inc.
Class A Common Stock
The selling stockholder identified in this prospectus supplement, Intel Overseas Funding Corporation, a wholly owned subsidiary of Intel Corporation (“Intel”), is offering 45,000,000 shares of our Class A common stock. The shares of Class A common stock being offered by the selling stockholder represent shares of Class A common stock issuable to the selling stockholder upon conversion of shares of our Class B common stock held by the selling stockholder immediately prior to closing of this offering. See “Principal and Selling Stockholders.” We will not receive any proceeds from this offering.
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “MBLY.” The last reported sale price of our Class A common stock on the Nasdaq on July 7, 2025 was $18.41 per share.
We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting, transfer, and conversion rights. Each share of our Class A common stock is entitled to one vote. Each share of our Class B common stock is entitled to ten votes and is convertible at any time into one share of our Class A common stock, subject to certain conditions. Intel beneficially owns all of the outstanding shares of our Class B common stock representing approximately 98.6% of the voting power of our common stock. Immediately following the completion of this offering, the Concurrent Share Repurchase (as defined below) and the Conversion (as defined below), Intel will continue to beneficially own all of the outstanding shares of our Class B common stock and will beneficially own 50 million shares of our Class A common stock, which will represent approximately 81.9% of our outstanding common stock (or approximately 81.1% if the underwriters exercise their option to purchase additional shares of our Class A common stock in full) and approximately 97.7% of the voting power of our common stock (or approximately 97.6% if the underwriters exercise their option to purchase additional shares of our Class A common stock in full). As a result, we are and will continue to be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. See “Management — Controlled Company Exemption.”
Pursuant to a privately negotiated agreement between us and the selling stockholder, we have separately agreed to purchase from the selling stockholder $100 million aggregate amount of shares of Class A common stock in a private transaction at a price per share equal to the per share price at which the underwriters will purchase the Class A common stock from the selling stockholder in this offering (the “Concurrent Share Repurchase”). Accordingly, assuming a repurchase price of $18.41 per share, which was the last reported sale price per share of our Class A common stock on Nasdaq on July 7, 2025, we expect to repurchase 5,431,831 shares of Class A common stock in the Concurrent Share Repurchase transaction upon the closing of this offering. This offering is not conditioned upon the closing of the Concurrent Share Repurchase or the Conversion, but the Concurrent Share Repurchase and the Conversion are conditioned upon the closing of this offering. The underwriters will not receive any compensation for the shares of our Class A common stock being repurchased by us. See “Concurrent Share Repurchase.”
In addition, the selling stockholder has informed us of its plan to voluntarily convert an additional 50 million shares of our outstanding Class B common stock that it holds into 50 million shares of Class A common stock, contingent on the closing of this offering (the “Conversion”). The selling stockholder has further informed us that it intends to hold such shares of Class A common stock at this time and that the Conversion is being effected solely to increase the number of shares of Class A common stock issued and outstanding.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9, and the information in the section entitled “Item 1.A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 28, 2024 (the “2024 Form 10-K”) incorporated by reference herein, to read about certain factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the selling stockholder	$	$

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

The selling stockholder has granted the underwriters a 30-day option to purchase up to an additional 6,750,000 shares of our Class A common stock at the public offering price less the underwriting discount.
The underwriters expect to deliver the shares of Class A common stock against payment on or about                , 2025.
Goldman Sachs & Co. LLC	BofA Securities
Prospectus Supplement dated                , 2025

About this Prospectus Supplement
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us or any selling shareholder, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and in the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing shares of Class A common stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference.” These documents contain important information that

S-i

you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.
Basis of Presentation
In this prospectus supplement, all references to “we,” “us,” “our,” our “company,” “Mobileye,” the “Company,” and similar terms refer to Mobileye Global Inc. and its consolidated subsidiaries, except as the context requires with respect to our historical results of operations as described in our historical financial statements incorporated by reference herein. References to “Moovit” refer to GG Acquisition Ltd., Moovit App Global Ltd., and their consolidated subsidiaries.
We have a 52- or 53-week fiscal year that ends on the last Saturday in December. Fiscal years 2024 and 2023 were 52-week fiscal years; fiscal year 2022 was a 53-week fiscal year. Fiscal year 2025 will be a 52-week fiscal year. Any references to our performance for the years 2024, 2023 and 2022, are references to our fiscal years ended December 28, 2024, December 30, 2023 and December 31, 2022, respectively, and all references to our financial condition as of the end of 2024 and 2023 are references to the end of such fiscal years. Certain amounts, percentages, and other figures presented in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars, or percentage amounts of changes may not represent the arithmetic summation or calculation of the figures that precede them.
Neither we, the selling stockholder nor any of the underwriters has authorized anyone to provide you with different or additional information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have authorized for use with respect to this offering. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or any representation that others may make to you. We, the selling stockholder and the underwriters are not making an offer of these securities in any state, country, or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our common stock. Our business, results of operations, and financial condition may have changed since the date of the applicable document.
Financial statements included in the documents incorporated by reference in this prospectus supplement have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). We have included or incorporated by reference in this prospectus supplement certain non-GAAP financial measures, as well as the reconciliations of those measures to the most directly comparable GAAP financial measures, as further described under “Item 7. Management’s Discussion and Analysis of Financial Condition and Result of Operations — Non-GAAP Financial Measures” of our 2024 10-K and “Item 2. Management’s Discussion and Analysis of Financial Condition and Result of Operations — Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2025 (the “Q1 Quarterly Report”), which are incorporated by reference herein. These non-GAAP measures are provided because our management uses these financial measures to make decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate performance.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and does not contain all the information you should consider before making an investment decision. You should read the entire prospectus supplement carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” the sections entitled “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Form 10-K incorporated by reference herein, the section entitled “Item 2. Management’s Discussion and Analysis of Financial Condition and Result of Operations — Non-GAAP Financial Measures” in our Q1 Quarterly Report incorporated by reference herein, and our historical financial statements and the accompanying notes incorporated by reference in this prospectus supplement, before making an investment decision.
Company Overview
Mobileye is a leader in the development and deployment of advanced driver assistance systems (“ADAS”) and autonomous driving technologies and solutions. We pioneered ADAS technology more than 20 years ago and have continuously expanded the scope of our ADAS offerings, while leading the evolution to autonomous driving solutions.
Our portfolio of solutions is built upon a comprehensive suite of purpose-built software and hardware technologies designed to provide the capabilities needed to make the future of ADAS and autonomous driving a reality. These technologies can be harnessed to deliver mission-critical capabilities at the edge and in the cloud, advancing the safety of road users, and revolutionizing the driving experience and the movement of people and goods globally.
While today ADAS is central to the advancement of automotive safety, we believe that an evolutionary path toward fully autonomous vehicles is the future of mobility. While still nascent, full autonomy — where a human is not actively engaged in driving the vehicle for extended periods of time — requires the autonomous driving solution to be capable of navigating any environment in any condition at any time. The ability to drive autonomously not only requires a substantial amount of data, but also a robust technology platform that optimizes both precision (i.e., safety) and recall (i.e., availability) without compromise, and can withstand the validation and audit process of global regulatory bodies. Further, the autonomous driving solution needs to be produced at a cost that makes it affordable. We are building our technology platform to address these fundamental and significant challenges in order to enable a full spectrum of solutions, from ADAS to autonomous driving, with several incremental steps in between.
We believe that our industry-leading technology platform, built upon over 20 years of research, development, data collection and validation, and purpose-built software and hardware design, gives us a differentiated ability to not only deliver excellent safety ratings and maintain a leadership position with our ADAS solutions, but also to make the mass deployment of autonomous driving solutions a reality. We also believe that the breadth of our solutions, combined with our global customer base, represents a significant market opportunity for us. Our platform is efficient and modular by design, enabling our customers to productize our most advanced solutions today and then leverage those investments to launch even more advanced systems in a modular and incremental manner. Our solutions are also highly customizable, which allows our customers to benefit from the core technology supporting our advanced solutions while also augmenting and differentiating their offerings.
Corporate Information
Mobileye was founded in Israel in 1999. Our co-founder, Professor Amnon Shashua, is our President and Chief Executive Officer. Our principal executive offices are located at Har Hotzvim, 1 Shlomo Momo HaLevi Street, Jerusalem 9777015, Israel, and our phone number is +972-2-541-7333. Our website address is www.mobileye.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.
Trademarks and Trade Names
The Mobileye name, our logo, and other trademarks mentioned in this prospectus supplement, including, among others, EyeQ™, EyeQ Kit™, Road Experience Management™, REM™, True

Redundancy™, Mobileye Chauffeur™, Mobileye Drive™, Mobileye SuperVision™, and Moovit, are the property of Mobileye. Trade names, trademarks, and service marks of other companies appearing or incorporated by reference in this prospectus supplement are the property of their respective holders.
Recent Developments
Events in Israel
On June 13, 2025, Israel launched a preemptive attack on Iran, to which Iran responded with ballistic missile and drone attacks. On June 23, 2025, Israel and Iran agreed to a ceasefire, although there is no assurance that the ceasefire will continue. How long and how severe the current conflict may become is unknown at this time, and any continued clash among Israel and Iran or other countries or militant groups in the region may escalate in the future into a greater regional conflict. We expect that the current conflict as well as the security escalation in Israel will not have a material impact on our business results in the short term. We have a business continuity plan in place to address a range of scenarios, including potential escalations, which we believe has proven effective over the past 18 months. However, since these are events beyond our control, their continuation or cessation may affect our expectations. We continue to monitor political and military developments closely and examine the consequences for our operations and assets.
Agreement with TSMC
We have a long-standing relationship with STMicroelectronics to manufacture our EyeQ products. As part of an effort to establish redundancy and better control of our supply chain, we have sought additional qualified suppliers, and we have recently entered into an agreement with TSMC (Taiwan Semiconductor Manufacturing Company Ltd.) under which it will manufacture components of our imaging radar and some of our future generations of our EyeQ product, and potentially other future products.
Preliminary Estimated Results for the Three Months Ended June 28, 2025
The following table reflects certain preliminary estimated results for the three months ended June 28, 2025 and actual financial results derived from our unaudited condensed consolidated financial statements for the three months ended June 29, 2024:
	Three Months Ended (Ended)
	June 28, 2025 (estimated)		June 29, 2024
	Low	High
	($ millions)
Revenue	$502	$506	$439
Operating (loss) income	(82)	(76)	(94)
Adjusted operating income(1)	98	104	79

(1)
Adjusted Operating Income is a non-GAAP financial measure. In addition to our financial results determined in accordance with GAAP, our management uses Adjusted Operating Income as a key measure in operating our business. We use this non-GAAP financial measure to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate performance. For example, we use this non-GAAP financial measure to assess our pricing and sourcing strategy, in the preparation of our annual operating budget, and as a measure of our operating performance. We believe that Adjusted Operating Income may be helpful to investors because it allows for greater transparency into what measures our management (and Intel’s management) uses in operating our business and measuring our performance, and enables comparison of financial trends and results between periods where items may vary independent of business performance. This non-GAAP financial measure is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

We believe excluding items that neither relate to the ordinary course of business nor reflect our underlying business performance, such as the amortization of intangible assets, enables management and our investors to compare our underlying business performance from period-to-period. Accordingly, we believe these adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends. In addition, we also believe these adjustments enhance comparability of our financial performance against those of other technology companies.
Our non-GAAP financial measures reflect adjustments for amortization charges for our acquisition-related intangible assets and share-based compensation expense as well as the related income tax effects where applicable. We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures, although revenue is generated, in part, by these intangible assets, to eliminate the impact of these non-cash charges that are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These amortization charges relate to intangible assets consisting of developed technology, customer relationships, and brands as a result of Intel’s acquisition of Mobileye in 2017 and the acquisition of Moovit in 2020. We believe that the exclusion of share-based compensation expense is appropriate because it eliminates the impact of non-cash expenses for equity-based compensation costs that are based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies due to factors that are unrelated to their core operating performance and that can be outside of their control. Although we exclude share-based compensation expenses from our non-GAAP measures, equity compensation has been, and will continue to be, an important part of our future compensation strategy and a significant component of our future expenses, and may increase in future periods.
A reconciliation is provided below for Adjusted Operating Income to the most directly comparable financial measure presented in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as well as our consolidated financial statements and related notes in our 2024 Form 10-K and our Q1 Quarterly Report, which are incorporated by reference herein.
We define Adjusted Operating Income as operating income (loss) presented in accordance with GAAP, adjusted to exclude amortization of acquisition related intangibles and share-based compensation expense.
	Three Months Ended (Ended)
	June 28, 2025 (estimated)		June 29, 2024
	Low	High
	($ millions)
Operating (loss) income	$(82)	$(76)	$(94)
Add: Amortization of acquired intangible assets	111	111	111
Add: Share-based compensation expense	69	69	62
Adjusted operating income	98	104	79
We estimate that our revenue for the three months ended June 28, 2025 will be between $502 million and $506 million, an increase of $63 million to $67 million, or approximately 14% to 15%, as compared to revenue of $439 million for the three months ended June 29, 2024. The increase in our revenue is expected to be primarily due to an increase in EyeQ SOC revenue resulting from higher customer demand and the normalization of excess inventory by our Tier 1 customers that was previously used to satisfy demand during 2024. Our quarterly preliminary results reflect strong industry conditions; we continue to monitor for potential headwinds from tariffs and other macroeconomic conditions.
We have provided ranges of preliminary estimated results for selected unaudited financial information for the three months ended June 28, 2025. Our final results remain subject to management’s final review and adjustments, our other closing procedures, and any subsequent events. Accordingly, you should not place undue reliance on our preliminary estimated results for the three months ended June 28, 2025, which may differ from actual results. During the course of the preparation of our unaudited condensed consolidated financial statements for the three months ended June 28, 2025 and the notes thereto by management, additional items that require adjustments to the preliminary estimated results presented herein may be identified. The preliminary estimated results that are presented as ranges are not intended to imply that actual results could not fall outside of the estimated ranges. For further discussion of some of the factors that may cause actual results to vary materially from the preliminary estimated results provided above, see “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”
The preliminary estimated financial data included in this prospectus supplement has been prepared on the basis of currently available information by, and is the responsibility of, management. Our independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary estimated financial data. Accordingly, Kesselman & Kesselman does not express an opinion or any other form of assurance with respect thereto.
The preliminary estimated results provided herein do not represent a comprehensive statement of our financial results and should not be viewed as a substitute for the unaudited condensed consolidated financial statements prepared in accordance with GAAP. In addition, the preliminary estimates for the three months ended June 28, 2025 are not necessarily indicative of the results to be achieved in any future period.

THE OFFERING
Issuer
Mobileye Global Inc.
Class A common stock offered by the selling stockholder
45,000,000 shares
Option to purchase additional shares of Class A common stock
The selling stockholder has granted the underwriters an option to purchase up to 6,750,000 additional shares of Class A common stock. The underwriters may exercise this option at any time within 30 days from the date of this prospectus supplement. See “Underwriting.”
Concurrent Share Repurchase and Conversion
Pursuant to a privately negotiated agreement between us and the selling stockholder, we have separately agreed to purchase from the selling stockholder $100 million aggregate amount of shares of Class A common stock in a private transaction at a price per share equal to the per share price at which the underwriters will purchase the Class A common stock from the selling stockholder in this offering (the “Concurrent Share Repurchase”). Accordingly, assuming a repurchase price of $18.41 per share, which was the last reported sale price per share of our Class A common stock on Nasdaq on July 7, 2025, we expect to repurchase 5,431,831 shares of Class A common stock in the Concurrent Share Repurchase transaction upon the closing of this offering. This offering is not conditioned upon the closing of the Concurrent Share Repurchase, but the Concurrent Share Repurchase is conditioned upon the closing of this offering. The terms and conditions of the Concurrent Share Repurchase were reviewed and approved by the disinterested members of the audit committee of our board of directors and by our board of directors. The Concurrent Share Repurchase will be funded from our existing cash on hand. The underwriters will not receive any compensation for the shares of our Class A common stock being repurchased by us.
In addition, the selling stockholder has informed us of its plan to voluntarily convert an additional 50 million shares of our outstanding Class B common stock that it holds into 50 million shares of Class A common stock, contingent on the closing of this offering. The selling stockholder has further informed us that it intends to hold such shares of Class A common stock at this time and that the Conversion is being effected solely to increase the number of shares of Class A common stock issued and outstanding. This offering is not conditioned upon the closing of the Conversion, but the Conversion is conditioned upon the closing of this offering.
See “Concurrent Share Repurchase and Conversion.”

Class A common stock to be outstanding after this offering, the Concurrent Share Repurchase and the Conversion
195,983,569 shares, or 202,733,569 shares if the underwriters exercise their option to purchase additional shares of Class A common stock in full (assuming, in each case, 5,431,831 shares of Class A common stock are repurchased by us in the Concurrent Share Repurchase based on a repurchase price of $18.41 per share, the last reported sale price per share of our common stock on Nasdaq on July 7, 2025).
Class B common stock to be outstanding after this offering, the Concurrent Share Repurchase and the Conversion
611,068,169 shares, or 604,318,169 shares if the underwriters exercise their option to purchase additional shares of Class A common stock in full (assuming, in each case, 5,431,831 shares of Class A common stock are repurchased by us in the Concurrent Share Repurchase based on a repurchase price of $18.41 per share, the last reported sale price per share of our common stock on Nasdaq on July 7, 2025).
Total shares of common stock to be outstanding after this offering, the Concurrent Share Repurchase and the Conversion
807,051,738 shares, or 807,051,738 shares if the underwriters exercise their option to purchase additional shares of Class A common stock in full (assuming, in each case, 5,431,831 shares of Class A common stock are repurchased by us in the Concurrent Share Repurchase based on a repurchase price of $18.41 per share, the last reported sale price per share of our common stock on Nasdaq on July 7, 2025).
Use of Proceeds
We will not receive any proceeds from the sale of the shares of our Class A common stock in this offering (including any sales pursuant to the underwriters’ option to purchase additional shares from the selling stockholder).
See “Use of Proceeds.”
Voting power held by holders of Class A common stock other than the selling stockholder after giving effect to this offering, the Concurrent Share Repurchase and the Conversion
2.3%, or 2.4% if the underwriters exercise their right to purchase additional shares of Class A common stock in full (assuming, in each case, 5,431,831 shares of Class A common stock are repurchased by us in the Concurrent Share Repurchase based on a repurchase price of $18.41 per share, the last reported sale price per share of our common stock on Nasdaq on July 7, 2025).
Voting power held by the selling stockholder after giving effect to this offering, the Concurrent Share Repurchase and the Conversion
97.7%, or 97.6% if the underwriters exercise their right to purchase additional shares of Class A common stock in full

(assuming, in each case, 5,431,831 shares of Class A common stock are repurchased by us in the Concurrent Share Repurchase based on a repurchase price of $18.41 per share, the last reported sale price per share of our common stock on Nasdaq on July 7, 2025).
Voting rights
Each share of our Class A common stock is entitled to one vote. Each share of our Class B common stock is entitled to ten votes.
The holders of our Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders unless otherwise required by Delaware law or our amended and restated certificate of incorporation.
Automatic conversion of Class B common stock sold in the Offering and the Concurrent Share Repurchase
The shares of Class A common stock being sold hereunder by the selling stockholder (including any shares the underwriters may purchase pursuant to their option to purchase additional shares and any shares sold in connection with the Concurrent Share Repurchase) will be issued upon the automatic conversion of an equivalent number of shares of Class B common stock upon the transfer of such shares and, accordingly, purchasers will receive shares of Class A common stock.
Concentration of ownership after giving effect to this offering, the Concurrent Share Repurchase and the Conversion
Intel, which beneficially owns all of the outstanding shares of our Class B common stock prior to this offering, will beneficially own approximately 97.7% of the voting power of our common stock, or approximately 97.6% if the underwriters exercise their option to purchase additional shares of Class A common stock in full after the completion of this offering (assuming, in each case, 5,431,831 shares of Class A common stock are repurchased by us in the Concurrent Share Repurchase based on a repurchase price of $18.41 per share, the last reported sale price per share of our Class A common stock on Nasdaq on July 7, 2025).
We are, and will continue to be immediately following this offering, a “controlled company” within the meaning of the corporate governance standards of Nasdaq. See “Item 10. Directors, Executive Officers and Corporate Governance” in our 2024 Form 10-K.
Nasdaq symbol
“MBLY”
Risk Factors
See “Risk Factors” and the other information included in and incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.
The number of shares of our common stock to be outstanding immediately after this offering:

•
is based on 100,983,569 shares of our Class A common stock and 711,500,000 shares of our Class B common stock outstanding as of May 30, 2025;

•
excludes 7,379,907 shares of our Class A common stock reserved for future issuance under our equity incentive plan as of May 30, 2025; and

•
excludes 22,144,024 shares of our Class A common stock issuable upon vesting and settlement of RSU awards outstanding under our equity incentive plan as of May 30, 2025,

Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of our Class A common stock.

RISK FACTORS
An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below together with other information set forth in this prospectus supplement or incorporated by reference herein, including the sections titled “Item 1A. Risk Factors,” which includes risk factors related to our business and Class A common stock, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes, incorporated by reference herein from our 2024 Form 10-K and the section titled “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes, incorporated by reference herein from our Q1 Quarterly Report before deciding to invest in our Class A common stock. If any of the following risks or uncertainties actually occur, our business, financial condition, prospects, results of operations, and cash flow could be materially and adversely affected. In that case, the market price of our Class A common stock could decline and you may lose all or a part of your investment. The risks discussed below or incorporated by reference are not the only risks we face. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also have a material adverse effect on our business, financial condition, prospects, results of operations, or cash flows. We cannot assure you that any of the events discussed in the risk factors below will not occur. Please also see the section titled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to this Offering and Our Class A Common Stock
Sales of a substantial number of shares of our Class A common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our Class A common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock. As of May 30, 2025, we had outstanding 100,983,569 shares of Class A common stock and 711,500,000 shares of Class B common stock. In connection with this offering, we and the selling stockholder have agreed or will agree pursuant to a lock-up agreement with the underwriters in this offering that, through and including the 90th day after the date of this prospectus supplement, subject to certain exceptions, we and the selling stockholder will not, without the prior written consent of Goldman Sachs & Co. LLC and BofA Securities, Inc., sell shares (other than, with respect to the selling stockholder, the shares to be sold by it in this offering and in connection with the Concurrent Share Repurchase and Conversion) of Class A common stock (including, with respect to the selling stockholder, Class A common stock issuable upon the conversion of Class B common stock). Moreover, following the expiration of this 90-day period, the selling stockholder will have the right, subject to specified conditions, to require us to file registration statements covering their shares (upon conversion into Class A common stock) or to include their shares in registration statements that we may file for ourselves or other stockholders. We have also registered all shares of Class A common stock that we may issue under our equity compensation plans, which can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.
This offering is not conditioned on the closing of the Concurrent Share Repurchase or the Conversion.
The closing of the Concurrent Share Repurchase and the Conversion are conditioned upon the closing of this offering, but the closing of this offering is not conditioned upon the closing of the Concurrent Share Repurchase or the Conversion. See “Concurrent Share Repurchase and Conversion.” As a consequence, no assurance can be given to purchasers of the Class A common stock in this offering that the proposed Concurrent Share Repurchase will in fact be consummated. If we do not consummate the Concurrent Share Repurchase, your relative ownership percentage in us will be less than it would be if we complete the Concurrent Share Repurchase. Further, if the Conversion is not consummated, the number of issued and outstanding shares of Class A common stock will be less than it would be if we complete the Conversion.
Risks Related to Our Business
Please see the section titled “Prospectus Supplement Summary — Recent Developments — Events in Israel” in this prospectus supplement and Item 1.A. in our 2024 Form 10-K incorporated by reference herein for risks related to our business. The risk factor below supplements the “Conditions in Israel affect our operations and may limit our ability to produce and sell our solutions” risk factor in our 2024 Form 10-K.
Risks Related to Operations in Israel
Conditions in Israel affect our operations and may limit our ability to produce and sell our solutions.
On June 13, 2025, Israel launched a preemptive attack on Iran, to which Iran has responded with ballistic missile and drone attacks. On June 23, 2025, Israel and Iran agreed to a ceasefire, although there is no assurance that the ceasefire will continue. How long and how severe the current conflict may become is unknown at this time and any continued clash among Israel and Iran, as well as the involvement of other countries or militant groups in the region or elsewhere, may escalate in the future into a greater regional or international conflict. Although we expect that the current conflict as well as the security escalation in Israel will not have a material impact on our business results in the short term, these conditions are inherently unpredictable and beyond our control. The current conflict or any future regional conflicts, including any losses or damages incurred by us as a result of such conflicts, could have a material adverse effect on our business, expectations, financial condition, and results of operations. See “Prospectus Supplement Summary — Recent Developments — Events in Israel.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. Mobileye and its representatives may also, from time to time, make certain forward-looking statements in publicly released materials, both written and oral, including statements contained in filings with the SEC, press releases, and our reports to stockholders. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.
Forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events, developments and operating performance, and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.
Forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein may include, but are not limited to, statements about:
•
further deterioration of macroeconomic conditions due to ongoing global economic and political uncertainty (as our current guidance assumes the estimated production and/or demand impact of current tariff conditions);

•
our preliminary estimated financial results for the three months ended June 28, 2025;

•
future business, social and environmental performance, goals and measures;

•
our anticipated growth prospects and trends in markets and industries relevant to our business;

•
business and investment plans;

•
expectations about our ability to maintain or enhance our leadership position in the markets in which we participate;

•
future consumer demand and behavior, including expectations about excess inventory utilization by customers;

•
our ability to effectively compete in the markets in which we operate;

•
future products and technology, and the expected availability and benefits of such products and technology;

•
development of regulatory frameworks for current and future technology;

•
changes in regulation and trade policy, including increased tariffs, in regions in which we operate, including the U.S., Europe and China;

•
projected cost and pricing trends;

•
future production capacity and product supply;

•
potential future benefits and competitive advantages associated with our technologies and architecture and the data we have accumulated;

•
the future purchase, use and availability of products, components and services supplied by third parties, including third-party IP and manufacturing services;

•
uncertain events or assumptions, including statements relating to our estimated vehicle production and market opportunity, potential production volumes associated with design wins and other characterizations of future events or circumstances;

•
availability, uses, sufficiency and cost of capital and capital resources, including expected returns to stockholders such as dividends, and the expected timing of future dividends;

•
tax- and accounting-related expectations;

•
adverse conditions in Israel, including in connection with Israeli military operations in response to the October 7, 2023 terrorist attacks or the current conflict between Israel and Iran, which may affect our operations and may limit our ability to produce and sell our solutions;

•
any disruption in our operations by the obligations of our personnel to perform military service as a result of current or future military actions involving Israel; and

•
other statements described herein under the section entitled “Risk Factors” and in our 2024 Form 10-K and Q1 Quarterly Report incorporated by reference herein, including under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as applicable.

The risk factors discussed under the section entitled “Risk Factors” included herein, and the section entitled “Item 1A. Risk Factors” in our 2024 Form 10-K incorporated by reference herein, could cause our results to differ materially from those expressed in the forward-looking statements made in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein. There also may be other risks that are currently unknown to us or that we are unable to predict at this time.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the applicable document, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

CONCURRENT SHARE REPURCHASE AND CONVERSION
Pursuant to a privately negotiated agreement between us and the selling stockholder, we have separately agreed to purchase from the selling stockholder $100 million aggregate amount of shares of Class A common stock in a private transaction at a price per share equal to the per share price at which the underwriters will purchase the Class A common stock from the selling stockholder in this offering. Accordingly, assuming a repurchase price of $18.41 per share, which was the last reported sale price per share of our Class A common stock on Nasdaq on July 7, 2025, we expect to repurchase 5,431,831 shares of Class A common stock in the Concurrent Share Repurchase transaction upon the closing of this offering. This offering is not conditioned upon the closing of the Concurrent Share Repurchase, but the Concurrent Share Repurchase is conditioned upon the closing of this offering. The terms and conditions of the Concurrent Share Repurchase were reviewed and approved by the disinterested members of the audit committee of our board of directors and by our board of directors. The Concurrent Share Repurchase will be funded from our existing cash on hand. The underwriters will not receive any compensation for the shares of our Class A common stock being repurchased by us.
In addition, the selling stockholder has informed us of its plan to voluntarily convert an additional 50 million shares of our outstanding Class B common stock that it holds into 50 million shares of Class A common stock, contingent on the closing of this offering. The selling stockholder has further informed us that it intends to hold such shares of Class A common stock at this time and that the conversion of such shares is being effected solely to increase the number of shares of Class A common stock issued and outstanding. This offering is not conditioned upon the closing of the Conversion, but the Conversion is conditioned upon the closing of this offering.

DILUTION
If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share. Our net tangible book value (deficit) as of March 29, 2025 was $2,351 million, or $2.90 per share. Our net tangible book value per share represents total tangible assets less total liabilities divided by the number of shares of our common stock outstanding as of March 29, 2025.
We determine dilution by subtracting the net tangible book value per share from the amount of cash that a new investor paid for a share of Class A common stock. The following table illustrates this dilution:
Public offering price per share	$
Net tangible book value (deficit) per share as of March 29, 2025		$2.90
Dilution per share to new investors participating in this offering (excluding the Concurrent Share Repurchase)	$

USE OF PROCEEDS
All shares being sold in this offering are being sold by the selling stockholder, and we will not receive any proceeds from the sale of the shares of our Class A common stock in this offering, including from any exercise by the underwriters of their option to purchase additional shares from the selling stockholder.

SELLING STOCKHOLDER
The following table sets forth information with respect to the beneficial ownership of our common stock as of May 30, 2025 by the selling stockholder.
The number of shares of common stock outstanding before this offering and the corresponding percentage of beneficial ownership are based on 100,983,569 shares of our Class A common stock and 711,500,000 shares of our Class B common stock outstanding as of May 30, 2025. The number of shares of common stock outstanding after this offering and the corresponding percentage of beneficial ownership are based on the number of shares of common stock issued and outstanding as of May 30, 2025 and assumes that (x) 5,431,831 shares of our Class A common stock are repurchased by us in the Concurrent Share Repurchase and (y) 50,000,000 shares of our Class A common stock are issued in the Conversion, and are shown assuming no exercise of the underwriters’ option to purchase additional shares. If the underwriters exercise their option to purchase additional shares from the selling stockholder in full, the selling stockholder would hold shares representing approximately 97.6% of the voting power of our common stock following the completion of the offering.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to equity awards or other rights held by such person that are currently exercisable or will become exercisable within 60 days after May 30, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares of Common Stock Beneficially Owned Before this Offering					Shares of Class A Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After this Offering(1)
	Class A		Class B		% of Total Voting Power Pre-Offering		Class A		Class B		% of Total Voting Power Post-Offering
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class			Shares	% of Class	Shares	% of Class
Selling Stockholder
Intel Corporation(1)	—	—	711,500,000	100%	98.6%	45,000,000	50,000,000	25.5%	611,068,169	100%	97.7%

(1)
Assumes that (x) 5,431,831 shares of Class A common stock are repurchased in the Concurrent Share Repurchase based on a repurchase price of $18.41 per share, the last reported sale price per share of our Class A common stock on Nasdaq on July 7, 2025 and (y) 50,000,000 shares of our Class A common stock are issued in the Conversion.

(2)
Includes 711,500,000 shares of our Class B common stock held directly by Intel Overseas Funding Corporation. Intel Corporation has dispositive voting and investment power over and therefore beneficial ownership of the shares held by Intel Overseas Funding Corporation. The principal business address of each of Intel Corporation and Intel Overseas Funding Corporation is 2200 Mission College Blvd. Santa Clara, CA 95052.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of shares of our Class A common stock by non-U.S. holders (as defined below) who acquire such shares in this offering and hold our Class A common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder, and administrative rulings and interpretations and court decisions in effect as of the date hereof, all of which are subject to change or differing interpretation at any time, possibly with retroactive effect. This summary does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, banks and other financial institutions, dealers in securities, traders in securities that elect a mark-to-market method of tax accounting, insurance companies, retirement plans, mutual funds, tax-exempt entities, holders who acquired shares of our Class A common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates and former citizens or former long-term residents of the United States, and holders who hold shares of our Class A common stock as part of a straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax, any minimum tax or U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations (including any U.S. federal estate or gift tax considerations) of owning and disposing of shares of our Class A common stock.
For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our Class A common stock that is not any of the following:
•
a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; or

•
an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal tax purposes holds shares of our Class A common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships holding shares of our Class A common stock and partners in such partnerships should consult their tax advisors.
Prospective holders of our Class A common stock should consult with their tax advisors regarding the tax consequences to them (including the application and effect of any state, local, non-U.S. income and other tax laws) of the ownership and disposition of shares of our Class A common stock.
Distributions on Our Class A Common Stock
A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent any distribution exceeds our current and accumulated earnings and profits, such distribution will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our Class A common stock, though not below zero, and, to the extent such distribution exceeds the adjusted basis in the non-U.S. holder’s shares of our Class A common stock, as gain from the sale or exchange of such shares.
In general, subject to the discussion below under “— FATCA,” any distributions we make to a non-U.S. holder with respect to its shares of our Class A common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate specified by an applicable income tax treaty), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder within the U.S.). In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide a properly executed applicable Internal Revenue Service (“IRS”) Form W-8 certifying its entitlement to benefits under a treaty.
Dividends effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the U.S. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected dividends, subject to certain adjustments.
Gain on Sale or Other Disposition of Our Class A Common Stock
In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other disposition of our Class A common stock unless:
•
the gain is “effectively connected” with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

•
the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•
we are or have been a “U.S. real property holding corporation” (as described below) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our Class A common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses.
Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although there can be no assurances in this regard, we believe that we are not currently, and do not anticipate becoming, a U.S. real property holding corporation.
FATCA
Provisions commonly referred to as “FATCA” impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of dividends on shares of our Class A common stock and sales or redemption proceeds from dispositions of shares of our Class A common stock to certain foreign financial institutions (which is broadly defined for this purpose and in general includes investment vehicles) and certain non-financial foreign entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which shares of our Class A common stock are held will affect the determination of whether such withholding is required. Proposed U.S. Treasury regulations would eliminate the requirements under FATCA in respect of withholding on gross proceeds from sales, exchanges or dispositions of our Class A common stock, and the preamble to the proposed regulations provides that taxpayers may rely on these proposed regulations pending their finalization. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS in connection with payments of dividends on our Class A common stock. Unless a non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our Class A common stock. A non-U.S. holder may also be subject to backup withholding on payments on our Class A common stock or on the proceeds from a sale or other disposition of our Class A common stock unless such non-U.S. holder complies with certification procedures to establish that such non-U.S. holder is not a U.S. person or otherwise establishes an exemption. A non-U.S. holder’s provision of a properly executed applicable IRS Form W-8 certifying its non-U.S. status will permit such holder to avoid backup withholding.
Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

UNDERWRITING
We, the selling stockholder and the underwriters named below will enter into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter will severally agree to purchase from the selling stockholder the number of shares of Class A common stock indicated in the following table. Goldman Sachs & Co. LLC and BofA Securities, Inc. are acting as the representatives of the underwriters.
Underwriters	Number of Shares
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Total	45,000,000
The underwriters will be committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
The underwriters will have an option to purchase up to an additional 6,750,000 shares of Class A common stock from the selling stockholder. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholder in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 6,750,000 additional shares.
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $      per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We and the selling stockholder will agree with the underwriters that, through and including the 90th day after the date of this prospectus supplement (the “Lock-Up Period”), subject to certain exceptions, we and they will not, without the prior written consent of Goldman Sachs & Co. LLC and BofA Securities, Inc., (1) offer, sell, contract to sell, pledge, grant any option right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock (including, without limitation, shares that are beneficially owned by such holder), (2) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by such holder or someone other than such holder), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, whether any such transaction or arrangement described in clause (1) or (2) (or instrument provided for thereunder) would be settled by delivery of our common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or (4) otherwise publicly announce any intention to engage in or cause any action or activity described in clauses (1), (2) or (3) above.
Subject to certain additional limitations, including those relating to public filings required to be or voluntarily made in connection with a transfer, the above restrictions on the selling stockholder do not apply to:
(i)
transfers as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes;

(ii)
transfers upon death by will, testamentary document or intestate succession;

(iii)
transfers to a partnership, limited liability company or other entity of which the holder and the immediate family of the holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(iv)
transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above;

(v)
transfers by a corporation, partnership, limited liability company or other business entity, to (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Act) of the party, or to any investment fund or other entity which fund or entity is controlled or managed by the holder or its affiliates, or (B) as part of a distribution by to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders;

(vi)
transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(vii)
transfers to us from one of our employees or service providers upon death, disability or termination of employment, in each case, of such employee or service provider;

(viii)
transfers of shares acquired (A) from the underwriters in this offering or (B) in open market transactions after the closing of this offering;

(ix)
transfers in connection with the vesting, settlement or exercise of RSUs, options, warrants or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including any transfers to us for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such RSUs, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in this prospectus supplement, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the restrictions hereof;

(x)
the entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer of shares of common stock, provided that shares of common stock subject to such plan may not be sold during the Lock-Up period;

(xi)
transfers pursuant to a bona fide third-party tender offer, merger, consolidation, or other similar transaction that is approved by our board of directors and made to all holders of our common stock, and which involves a change in control; or

(xii)
transfers made with the prior written consent of Goldman Sachs & Co. LLC and BofA Securities, Inc. on behalf of the underwriters; or

(xiii)
in connection with the Concurrent Share Repurchase or the Conversion.

The restrictions on us set forth above are subject to certain exceptions, including with respect to:
(i)
the issuance of the shares of Class A common stock upon conversion of shares of Class B common stock to be sold to the underwriters pursuant to the underwriting agreement;

(ii)
the grant of options to purchase or the issuance of shares of common stock or securities convertible into, convertible into, exchangeable for or that represent the right to receive shares of common stock, including restricted stock units, pursuant to our equity compensation plans described in this prospectus supplement, provided that any such options or securities shall not vest during the Lock-Up Period;

(iii)
the entry into an agreement providing for the issuance of shares of common stock or any security convertible into or exercisable for shares of common stock in connection with (A) the acquisition by us or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement or (B) joint ventures, commercial relationships, debt financings, charitable contributions, or other strategic transactions, provided that the aggregate number of shares of common stock that we may sell or issue or agree to sell or issue pursuant to clause (A) and (B) may not exceed 10% of the total number of shares of common stock outstanding immediately following this offering; or

(iv)
the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to our equity incentive plans described in this prospectus supplement.

Goldman Sachs & Co. LLC and BofA Securities, Inc. may, in their discretion, release any of the securities subject to these lock-up agreements at any time.
In connection with this offering, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the number of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the number of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the closing of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq, in the over-the-counter market, or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $       million. The underwriters will not receive any compensation for the shares of our Class A common stock being repurchased by us in the Concurrent Share Repurchase.
We will also agree to reimburse the underwriters for expenses in an amount not to exceed $35,000 relating to clearance of this offering with the Financial Industry Regulatory Authority. We and the selling stockholder will also agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with whom we have relationships. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
European Economic Area
In relation to each EEA Member State (each a “Relevant Member State”), no shares of Class A common stock have been offered or will be offered pursuant to the Offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the shares of Class A common stock may be offered to the public in that Relevant Member State at any time:
a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of Class A common stock shall require the Company and/or Selling Shareholders or any Bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an ‘offer to the public’ in relation to the shares of Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase any shares of Class A common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares of Class A common stock under, the Offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the Underwriters and their affiliates and the Company that:
a)
it is a qualified investor within the meaning of the Prospectus Regulation; and

b)
in the case of any shares of Class A common stock acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares of Class A common stock acquired by it in the Offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where the shares of Class A common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares of Class A common stock to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the Underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Joint Global Coordinators of such fact in writing may, with the prior consent of the Joint Global Coordinators, be permitted to acquire shares of Class A common stock in the Offering.
United Kingdom
This prospectus supplement and any other material in relation to the shares of Class A common stock described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares of Class A common stock may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares of Class A common stock are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares of Class A common stock will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.
No shares of Class A common stock have been offered or will be offered pursuant to the Offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the Financial Conduct Authority, except that the shares of Class A common stock may be offered to the public in the United Kingdom at any time:
a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or

c)
in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares of Class A common stock shall require the Company and/or any Underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Class A common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any shares of Class A common stock in the Offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the Underwriters and their affiliates that it meets the criteria outlined in this section.
Israel
This prospectus supplement does not constitute a prospectus as defined under the Israeli Securities Law (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (as it may be amended from time to time, the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
Our Class A common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (Companies (Winding Up and Miscellaneous Provisions) Ordinance) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (Securities and Futures Ordinance), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our Class A common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Class A common stock may not be circulated or distributed, nor may our Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the SFA)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where our Class A common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our Class A common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (Regulation 32).
Where our Class A common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired our Class A common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of Class A common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our Class A common stock should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.
Switzerland
The Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, our company or our Class A common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of Class A common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A common stock.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of our Class A common stock may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our Class A common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of our Class A common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our Class A common stock must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Brazil
THE OFFER AND SALE OF THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE BRAZILIAN SECURITIES COMMISSION (COMISSÃO DE VALORES MOBILIÁRIOS, OR “CVM”) AND, THEREFORE, WILL NOT BE CARRIED OUT BY ANY MEANS THAT WOULD CONSTITUTE A PUBLIC OFFERING IN BRAZIL UNDER CVM RESOLUTION NO 160, DATED 13 JULY 2022, AS AMENDED OR UNAUTHORIZED DISTRIBUTION UNDER

BRAZILIAN LAWS AND REGULATIONS. THE SECURITIES MAY ONLY BE OFFERED TO BRAZILIAN PROFESSIONAL INVESTORS (AS DEFINED BY APPLICABLE CVM REGULATION), WHO MAY ONLY ACQUIRE THE SECURITIES THROUGH A NON-BRAZILIAN ACCOUNT, WITH SETTLEMENT OUTSIDE BRAZIL IN NON-BRAZILIAN CURRENCY. THE TRADING OF THESE SECURITIES ON REGULATED SECURITIES MARKETS IN BRAZIL IS PROHIBITED.

LEGAL MATTERS
The validity of the shares of our Class A common stock offered by this prospectus supplement will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by Sullivan & Cromwell LLP, Palo Alto, California.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10- K for the year ended December 28, 2024 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus supplement by reference. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below.
•
our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed on February 13, 2025;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2025, filed on April 24, 2025;

•
our Definitive Proxy Statement on Schedule 14A filed on April 25, 2025 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 28, 2024); and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 26, 2022 (File No. 001-41541), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on February 13, 2025.

•
our Current Reports on Form 8-K filed with the SEC on February 4, 2025; April 3, 2025; April 30, 2025; June 17, 2025; and July 8, 2025.

Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to: Mobileye Investor Relations; investors@mobileye.com; telephone: +1 (917) 960-1525.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the Class A common stock we are offering by this prospectus supplement and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.
We are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s website at www.sec.gov. We also maintain a website at www.mobileye.com at which you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

PROSPECTUS
MOBILEYE GLOBAL INC.
DEBT SECURITIES
CLASS A COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS

We or selling securityholders may, from time to time, offer to sell debt securities, Class A common stock, preferred stock, warrants, depositary shares, purchase contracts or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, where required, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on The Nasdaq Global Select Market® under the symbol “MBLY.”
Investing in our securities involves a high degree of risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission (the “SEC”) and the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 14, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus, from time to time.
The types of securities that we or selling securityholders may offer and sell, from time to time, pursuant to this prospectus are:
•
debt securities;

•
Class A common stock;

•
preferred stock;

•
warrants;

•
depositary shares;

•
purchase contracts; and

•
units consisting of any of the securities listed above.

Each time we or a selling securityholder sell securities pursuant to this prospectus, we will, if required, describe, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:
•
the type and amount of securities that we or a selling securityholder proposes to sell;

•
the initial offering price of the securities;

•
the names of any underwriters or agents through or to which we or a selling securityholder will sell the securities;

•
any compensation of those underwriters or agents; and

•
information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY
Mobileye is a leader in the development and deployment of advanced driver assistance systems (“ADAS”) and autonomous driving technologies and solutions. We pioneered ADAS technology more than 20 years ago and have continuously expanded the scope of our ADAS offerings, while leading the evolution to autonomous driving solutions.
Our portfolio of solutions is built upon a comprehensive suite of purpose-built software and hardware technologies designed to provide the capabilities needed to make the future of ADAS and autonomous driving a reality. These technologies can be harnessed to deliver mission-critical capabilities at the edge and in the cloud, advancing the safety of road users, and revolutionizing the driving experience and the movement of people and goods globally.
Mobileye was founded in Israel in 1999. Our co-founder, Professor Amnon Shashua, is our President and Chief Executive Officer. Our principal executive offices are located at Har Hotzvim, Shlomo Momo HaLevi Street 1, Jerusalem 9777015, Israel, and our phone number is +972-2-541-7333. Our website address is www.mobileye.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.
The Mobileye name, our logo, and other trademarks appearing or incorporated by reference in this prospectus, including, among others, EyeQ™, EyeQ Ultra™, EyeQ Kit™, Road Experience Management™, REM™, True Redundancy™, Mobileye Chauffeur™, Mobileye Drive™, Mobileye SuperVision™, and Moovit, are the property of Mobileye. Trade names, trademarks, and service marks of other companies appearing or incorporated by reference in this prospectus are the property of their respective holders.
When used in this prospectus, the terms “the Company,” “Mobileye,” “issuer,” “we,” “our,” and “us” refer to Mobileye Global Inc. and its consolidated subsidiaries, unless otherwise specified.
USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. Mobileye and its representatives may also, from time to time, make certain forward-looking statements in publicly released materials, both written and oral, including statements contained in filings with the SEC, press releases, and our reports to stockholders. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.
Forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events, developments and operating performance, and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.
Forward-looking statements contained in this prospectus or the documents incorporated by reference herein may include, but are not limited to, statements about:
•
future business, social and environmental performance, goals and measures;

•
our anticipated growth prospects and trends in markets and industries relevant to our business;

•
business and investment plans;

•
expectations about our ability to maintain or enhance our leadership position in the markets in which we participate;

•
future consumer demand and behavior, including expectations about excess inventory utilization by customers;

•
future products and technology, and the expected availability and benefits of such products and technology;

•
development of regulatory frameworks for current and future technology;

•
projected cost and pricing trends;

•
future production capacity and product supply;

•
potential future benefits and competitive advantages associated with our technologies and architecture and the data we have accumulated;

•
the future purchase, use and availability of products, components and services supplied by third parties, including third-party IP and manufacturing services;

•
uncertain events or assumptions, including statements relating to our estimated vehicle production and market opportunity, potential production volumes associated with design wins and other characterizations of future events or circumstances;

•
effects of the COVID-19 pandemic and responses to future pandemics;

•
availability, uses, sufficiency and cost of capital and capital resources, including expected returns to stockholders such as dividends, and the expected timing of future dividends;

•
tax- and accounting-related expectations;

•
adverse conditions in Israel, including in connection with Israeli military operations in response to the October 7, 2023 terrorist attacks, which may affect our operations and may limit our ability to produce and sell our solutions;

•
any disruption in our operations by the obligations of our personnel to perform military service as a result of current or future military actions involving Israel; and

•
other statements described herein under the section entitled “Risk Factors” and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The risk factors in our most recent Annual Report on Form 10-K incorporated by reference herein, and any updates to those risk factors in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could cause our results to differ materially from those expressed in the forward-looking statements made in this prospectus or the documents incorporated by reference herein. There also may be other risks that are currently unknown to us or that we are unable to predict at this time.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing or incorporated by reference herein, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities under a prospectus supplement may differ from the terms described below.
We may issue senior debt securities under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement (the “senior debt indenture”). We will issue subordinated debt securities under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement (the “subordinated debt indenture” and, together with the senior debt indenture, the “indentures” and each individually, an “indenture”).
The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The senior indenture and the subordinated indenture are substantially identical, except for the provisions relating to subordination and covenants. See “— Subordinated Debt.”
We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
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classification as senior or subordinated debt securities;

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ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

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the designation, aggregate principal amount and authorized denominations;

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the maturity date;

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the interest rate, if any, and the method for calculating the interest rate;

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the interest payment dates and the record dates for the interest payments;

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any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertability provisions;

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the place where we will pay principal and interest;

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if other than denominations of $2,000 or higher integral multiples of $1,000, the denominations the debt securities will be issued in;

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whether the debt securities will be issued in the form of global securities or certificates;

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additional provisions, if any, relating to the defeasance of the debt securities;

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the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

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any United States federal income tax consequences;

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the dates on which premium, if any, will be paid;

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our right, if any, to defer payment interest and the maximum length of this deferral period;

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any listing on a securities exchange;

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the initial offering price; and

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other specific terms, including any additional events of default or covenants.

Senior Debt
We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.
Subordinated Debt
We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our “senior indebtedness”. The specific subordination terms will be set forth in a supplemental indenture to the subordinated indenture and described in the prospectus supplement for the relevant series of debt.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, as amended and restated, each of which is an exhibit to the Annual Report on Form 10-K which is incorporated by reference into this prospectus.
Our authorized capital stock consists of 5,530,000,000 shares of capital stock, par value $0.01 per share, of which:
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4,000,000,000 shares are designated as Class A common stock;

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1,500,000,000 shares are designated as Class B common stock; and

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30,000,000 shares are designated as preferred stock.

Under our amended and restated certificate of incorporation, we are authorized to issue up to 5,500,000,000 shares of common stock, including 4,000,000,000 shares of our Class A common stock and 1,500,000,000 shares of our Class B common stock.
Common Stock
We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting, transfer, and conversion rights.
Voting Rights
Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders. The holders of our Class A common stock and the holders of our Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our amended and restated certificate of incorporation. Delaware law could require either holders of our Class A common stock or holders of our Class B common stock to vote separately in the following circumstances:
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if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

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if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Our amended and restated certificate of incorporation provides that stockholders are not entitled to cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.
The holders of one-third of the voting power of our capital stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business.
Conversion
Each share of our Class B common stock is convertible into one share of Class A common stock at the option of the holder, provided that if our Class B common stock is distributed to security holders of Intel

Corporation (together with its subsidiaries, “Intel”) in a transaction (including any distribution in exchange for shares of Intel’s or its successor-in-interest’s common stock or other securities) intended to qualify as a distribution under Section 355 of the Code, or any corresponding provision of any successor statute, shares of our Class B common stock will no longer be convertible into shares of Class A common stock at the option of the holder. Prior to any such distribution, all shares of Class B common stock will automatically be converted into shares of Class A common stock upon the transfer of such shares of Class B common stock by Intel other than to any of Intel’s successors. If such a distribution has not occurred, each share of Class B common stock will also automatically convert at such time as the number of shares of Class B common stock owned by Intel or its successor-in-interest falls below 20% of the outstanding shares of our common stock. Following any such distribution, we may submit to our stockholders a proposal to convert all outstanding shares of our Class B common stock into shares of our Class A common stock, provided that we have received a favorable private letter ruling from the Internal Revenue Service satisfactory to Intel to the effect that the conversion will not affect the intended tax treatment of the distribution. In a meeting of our stockholders called for this purpose, the holders of our Class A common stock and our Class B common stock are entitled to one vote per share and, subject to applicable law, will vote together as a single class and neither class of common stock is entitled to a separate class vote. All conversions will be effected on a share-for-share basis.
Dividends
Holders of our common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Liquidation, Dissolution and Winding Up
Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock are entitled to receive pro rata our remaining assets available for distribution.
Rights and Preferences
Except for the conversion provisions with respect to our Class B common stock described above, holders of our common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The common stock will not be subject to further calls or assessment by us. All shares of our outstanding common stock are fully paid and non-assessable. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may issue in the future.
Approval Rights of Holders of Class B Common Stock
In addition to any other vote required by law or by our amended and restated certificate of incorporation, until the first date on which Intel ceases to beneficially own 20% or more of the outstanding shares of our common stock, the prior affirmative vote or written consent of Intel as the holder of the Class B common stock is required in order to authorize us to:
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adopt or implement any stockholder rights plan or similar takeover defense measure;

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consolidate or merge with or into any other entity;

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permit any of our subsidiaries to consolidate or merge with or into any other entity, with certain exceptions;

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acquire the stock or assets of another entity for consideration in excess of $250,000,000 other than transactions in which we and one or more of our wholly owned subsidiaries are the only parties;

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issue any stock or other equity securities except to our subsidiaries or pursuant to our employee benefit plans limited to a share reserve of 5% of the outstanding number of shares of our common stock on the immediately preceding December 31;

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make or commit to make any individual or series of related capital or other expenditures in excess of $250,000,000;

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create, incur, assume or permit to exist any indebtedness or guarantee any indebtedness in excess of $250,000,000;

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make any loan to or purchase any debt securities of any person in excess of $250,000,000;

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redeem, purchase or otherwise acquire or retire for value any equity securities of the company except repurchases from employees, officers, directors or other service providers upon termination of employment or through the exercise of any right of first refusal;

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take any actions to dissolve, liquidate, or wind-up our company;

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declare dividends on our stock; and

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amend, terminate or adopt any provision inconsistent with our amended and restated certificate of incorporation or amended and restated bylaws.

Anti-Takeover Provisions
Section 203 of the DGCL
Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. Under our amended and restated certificate of incorporation, we explicitly opt out of these provisions for so long as Intel owns at least 15% of the combined voting power of our common stock. If Intel owns less than 15% of the combined voting power of our common stock, we will be subject to Section 203 of the DGCL and, as a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Certificate of Incorporation and Bylaws
The below are provisions included in our amended and restated certificate of incorporation and our amended and restated bylaws that could deter hostile takeovers or delay or prevent changes in control of our management team.
Dual class stock
Our amended and restated certificate of incorporation provides for a dual class common stock structure, which provides Intel with the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of significant corporate transactions.
Board of director vacancies
Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats, provided that vacancies on our board of directors caused by an action of stockholders may only be filled by a vote of the stockholders until Intel’s holdings in our stock are reduced so that it no longer maintains a majority of the combined voting power of our common stock. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
Classified board of directors and removal of directors
Our amended and restated certificate of incorporation provides that, beginning at the first annual meeting of stockholders following any such time that Intel’s holdings in our stock no longer represent at least 20% of the aggregate number of shares of our outstanding common stock, our board of directors will be classified into three classes of directors with staggered three-year terms, so that only one class of directors is elected each year. Our amended and restated certificate of incorporation also provides that, beginning at the first annual meeting of stockholders following any such time that Intel’s holdings in our stock no longer represent at least 20% of the aggregate number of shares of our outstanding common stock, directors will only be able to be removed from office for cause.
Stockholder action and special meetings of the stockholders
Our amended and restated certificate of incorporation provides that, for so long as Intel holds a majority of the combined voting power of our common stock, any action required or permitted to be taken by our stockholders at a duly called annual or special meeting of our stockholders may be effected by consent in writing by the holders of our outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If Intel holds less than a majority of the combined voting power of our common stock, any action required or permitted to be taken by our stockholders will have to be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by our stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws further provides that special meetings of our stockholders may be called only by our secretary upon written request by a majority of our board of directors, the chairperson of our board of directors, or our chief executive officer, thus prohibiting stockholders from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
Advance notice requirements for stockholder proposals and director nominations
Our amended and restated bylaws provides advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Amendment of Bylaws
Our amended and restated certificate of incorporation provides that our amended and restated bylaws may be altered, amended, or repealed by (i) our board of directors (without the need for consent by our stockholders) and (ii) our stockholders (without the need for consent by our board of directors).
Choice of forum
Our amended and restated certificate of incorporation, to the fullest extent permitted by law, provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of us, (2) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, stockholders, employees or agents to us or our stockholders, (3) any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents arising out of or relating to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (4) any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents governed by the internal affairs doctrine of the State of Delaware. As described below, this provision will not apply to suits brought to enforce any duty or liability created by the Securities Act of 1933, as amended (the “Securities Act), or Securities Exchange Act of 1934, as amended (the “Exchange Act”), or rules and regulations thereunder. Our amended and restated certificate of incorporation provides that the federal district courts of the U.S. will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our amended and restated certificate of incorporation provides that neither the exclusive forum provision nor our federal forum provision applies to suits brought to enforce any duty or liability created by the Exchange Act.
Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and to have consented to the foregoing provision; provided, however, that stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The forum selection clause in our amended and restated certificate of incorporation may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in our amended and restated certificate of incorporation may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such lawsuits against us and our directors, officers, employees, and agents even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
Limitations on Liability and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties,

subject to certain exceptions. Our amended and restated certificate of incorporation contains a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, respectively, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of such provision is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior.
However, exculpation does not apply to any director if the director has breached the duty of loyalty to the corporation and its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, or redemptions or derived an improper benefit from his, her or their actions as a director.
Our amended and restated bylaws provides that we must generally indemnify, and advance expenses to, our directors and officers appointed by our board of directors to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, employees, and agents for some liabilities.
We have entered into separate indemnification agreements with each of our directors and executive officers pursuant to which we agreed to indemnify them to the fullest extent permitted by Delaware law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Provisions of Our Amended and Restated Certificate of Incorporation Relating to Related Person Transactions and Corporate Opportunities
In anticipation that we and Intel may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by us through our continued contractual, corporate, and business relations with Intel (including service of officers and/or directors of Intel as officers and/or directors of our company), certain provisions of our amended and restated certificate of incorporation described below will regulate and define the conduct of certain affairs of our company as they may involve Intel and its officers and directors, and the powers, rights, duties, and liabilities of our company and our officers, directors, and stockholders in connection with such affairs.
Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, so long as the material facts as to a contract, agreement, arrangement, or transaction between us and Intel are disclosed or are known to our board of directors or the committee thereof that authorizes such contract, agreement, arrangement, or transaction, and our board of directors or such committee in good faith authorizes such contract, agreement, arrangement, or transaction by the affirmative vote of a majority of the disinterested directors, even if less than a quorum, no such contract, agreement, arrangement, or transaction will be void or voidable solely for the reason that Intel is a party thereto, and Intel:
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will be deemed to have fully satisfied and fulfilled any duties to us and our stockholders with respect to such contract, agreement, arrangement, or transaction;

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will not be liable to us or our stockholders for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement, or transaction;

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will be deemed to have acted in good faith and in a manner it reasonably believed to be in and not opposed to the best interests of our company; and

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will be deemed not to have breached any duties of loyalty to us or our stockholders and not to have received an improper personal gain from such contract, agreement, arrangement, or transaction.

Our amended and restated certificate of incorporation further provides that, until the later of (i) first date on which Intel ceases to beneficially own 20% or more of the outstanding shares of our common stock and (ii) the date upon which none of our officers and/or directors are also officers and/or directors of Intel, Intel shall have the right to, and shall have no duty not to, engage in the same or similar business activities or lines of business as we do, do business with any of our clients or customers, and employ or otherwise engage any of our officers or employees. We will renounce any interest or expectancy in any such activities and will not be deemed to have an interest or expectancy in any such activities merely because we engage in the same or similar activities or otherwise. To the fullest extent permitted by applicable law, and except as provided in the following paragraph, neither Intel nor any of its officers or directors will be liable to us or our stockholders for breach of any fiduciary duty by reason of any such activities of Intel or of such person’s participation in such activities. Moreover, except as provided in the following paragraph, in the event that Intel acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Intel and us, Intel will not have any duty to communicate or present it to us, and Intel shall not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder by reason of the fact that it pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to us.
Our amended and restated certificate of incorporation also provides that, until the later of (i) first date on which Intel ceases to beneficially own 20% or more of the outstanding shares of our common stock and (ii) the date upon which none of our officers and/or directors are also officers and/or directors of Intel, to the fullest extent permitted by applicable law, in the event that our director or officer who is also a director or officer of Intel acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Intel and which may be properly pursued by us, such director or officer will be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to us and our stockholders with respect to such corporate opportunity, will not be liable to us or our stockholders for any breach of fiduciary duty because Intel pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or entity or does not present such corporate opportunity to us, will be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to our best interests, and will be deemed not to have breached such person’s duty of loyalty to us or our stockholders or to have received an improper personal gain therefrom; provided that such director or officer acts in good faith in a manner consistent with the following policy:
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where a corporate opportunity is offered to a person who is our director and/or officer and who is also a director and/or officer of Intel, we shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as our director and/or officer, as applicable; and

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if our officer and/or director, who also serves as an officer and/or director of Intel, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Intel in any manner not addressed by the foregoing bullet point, such officer or director shall have no duty to communicate or present such corporate opportunity to us and shall to the fullest extent permitted by law not be liable to us or our stockholders for breach of fiduciary duty as our officer or director by reason of the fact that Intel pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to us.

Listing
Our Class A common stock is listed on Nasdaq under the symbol “MBLY”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.. The transfer agent and registrar’s address is 150 Royall Street, Canton, MA 02021.
Preferred Stock
Under our amended and restated certificate of incorporation, we are authorized to issue up to 30,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, and our board of directors is expressly authorized to (1) fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (2) specify the number of shares of any series of preferred stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action.
When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our amended and restated certificate of incorporation.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or units that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:
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through agents;

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to or through underwriters;

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through broker-dealers (acting as agent or principal);

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directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

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through a combination of any such methods of sale; or

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through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on The Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
Each series of securities will be a new issue of securities and will have no established trading market other than the shares of Class A common stock, which are listed on The Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the shares of Class A common stock, may or may not be listed on a national securities exchange.
LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Davis Polk & Wardwell LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2023 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Kesselman & Kesselman (“PwC”) completed an independence assessment to evaluate the services and relationships with the Company and its affiliates that may bear on PwC’s independence under the SEC and the PCAOB independence rules for the audit periods commencing December 30, 2018 through December 30, 2023. As described below, services and relationships were found to exist at controlled subsidiaries of the Company’s indirect parent, Intel Corporation and/or benefitting an upstream affiliate of the Company, within the audit period which are not in accordance with the independence standards of Regulation S-X and the PCAOB.
Prior to December 30, 2018 and through January 2022, certain member firms of PricewaterhouseCoopers International Limited (“PwC member firms”) performed certain payroll and human resource administrative services inconsistent with Rule 2-01 of Regulation S-X, which included records administration, employee registration with local authorities, statistical reporting and signing and stamping declarations on behalf of Intel Corporation, transmission of payroll information to banks and to third party service providers for actual payment, data storage of employee data, as well as manually and/or electronically distributing pay stubs to employees of Intel Corporation.
From July 2020 through December 2021, a PwC member firm provided services pursuant to a contingent fee arrangement.
From June 2021 through January 2022, certain PwC member firms provided non-audit services for which certain activities inconsistent with Rule 2-01 of Regulation S-X were performed, which were hosting applications, filing a document with a non-taxing authority and making a payment on behalf of an affiliate.
Certain professionals of PwC member firms who are covered persons with respect to the audit of the Company under PCAOB standards hold shares in Intel Corporation. Ownership of shares in Intel Corporation is prohibited under the SEC and PCAOB independence rules for covered persons. The shares, where allowed under federal law, were disposed of promptly upon notification of these matters and were not material to the respective professionals’ net worth.
PwC provided an overview to our Board of Directors, the Audit Committee and Executive Management team of the facts and circumstances surrounding the services and relationships, including the entities involved, the nature of the services and relationships, the period over which the services and relationships existed, and the fees earned by the PwC network firms. Additionally, the services, relationships and fees are not significant to the PwC network firms, do not place PwC in a position of auditing its own work, do not result in PwC acting as management or an employee of the Company and do not place PwC in a position of being an advocate for the Company. Considering the facts presented, our Board of Directors, the Audit Committee, Executive Management team and PwC have concluded (1) that the services and relationships do not and would not impair PwC’s application of objective and impartial judgment on any matter encompassed within PwC’s audits of our financial statements as of December 30, 2023 and December 31, 2022 and for the years ended December 30, 2023, December 31, 2022 and December 25, 2021 and (2) no reasonable investor would conclude otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Exchange Act, with the SEC. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. You should not assume that the information provided in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Mobileye SEC Filings (File No. 000-41541)	Period
Annual Report on Form 10-K	Year ended December 30, 2023
Current Report on Form 8-K	Filed on March 7, 2024 (only with respect to information filed under Item 5.02 of Form 8-K)

The description of securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 30, 2023, including any amendments or reports filed for the purposes of updating such description
Filed on February 23, 2024 as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 30, 2023
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities under this prospectus. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We will only incorporate certain portions of our annual proxy statement for our 2024 annual meeting of stockholders as specified in our Annual Report on Form 10-K and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.
You may obtain copies of any of these filings through Mobileye as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:
Mobileye Global Inc.
c/o Mobileye B.V.
Har Hotzvim, Shlomo Momo HaLevi Street 1
Jerusalem 9777015, Israel
Attn: Corporate Secretary
+972-2-541-7333
www.Mobileye.com
THE INFORMATION CONTAINED ON OR ACCESSIBLE THROUGH OUR WEBSITE IS NOT INCORPORATED BY REFERENCE HEREIN AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

45,000,000 Shares
Mobileye Global Inc.
Class A Common Stock

PROSPECTUS SUPPLEMENT
Goldman Sachs & Co. LLC BofA Securities